                                                                    Exhibit 23.3

                   CONSENT OF CURTIS, MORRIS & SAFFORD, P.C.

     Curtis, Morris & Safford, P.C. hereby consents to the reference to it under the heading "Legal Matters" in the Registration Statement on Form S-3 (Registration No. 333-22117) of LeCroy Corporation and the Prospectus contained therein, as amended.

                         Very truly yours,

                         CURTIS, MORRIS & SAFFORD, P.C.


                         By  /s/ William S. Frommer
                             ----------------------
                              For the Firm

Dated:  March 4, 1997